Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

May 26, 2017

Sterling Construction Company, Inc.

1800 Hughes Landing Blvd., Suite 250

The Woodlands, TX 77380

Ladies and Gentlemen:

We have acted as special counsel to Sterling Construction Company, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 25, 2017, relating to the offering and sale by the selling securityholders named in the Registration Statement of up to an aggregate of (a) 1,000,000 warrants of the Issuer (the “Warrants”) and (b) 1,000,000 shares of common stock, par value $0.01 per share, of the Issuer (the “Common Stock” and collectively with the Warrants, the “Securities”) issuable upon exercise of the Warrants.

In arriving at the opinions expressed below, we have examined (i) the Restated Certificate of Incorporation of the Issuer, as amended (the “Formation Certificate”), (ii) the Amended and Restated Bylaws of the Issuer (the “Bylaws” and collectively with the Formation Certificate, the “Issuer Organizational Documents”), (iii) the form of Warrant, dated April 3, 2017 issued by the Issuer to the selling securityholders named in the Registration Statement, (iv) the Registration Statement, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

ANDREWS KURTH KENYON LLP

Austin    Beijing    Dallas    Dubai    Houston     London    New York    Research Triangle Park    Silicon Valley    The Woodlands    Washington, DC

Sterling Construction Company, Inc.

May 26, 2017

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that (1) the Warrants have been duly authorized and are validly issued and constitute valid and binding agreements of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and (2) the Common Stock has been duly authorized and when issued and sold by the Issuer upon valid exercise of the Warrants against payment of the exercise price therefor in accordance with the terms of the Warrants, the Common Stock will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving these consents, we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP